Second Quarter 2024 Webcast Presentation August 1, 2024 NYSE: WCC

2 All statements made herein that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, statements regarding business strategy, growth strategy, competitive strengths, productivity and profitability enhancement, competition, new product and service introductions, and liquidity and capital resources. Such statements can generally be identified by the use of words such as "anticipate," "plan," "believe," "estimate," "intend," "expect," "project," and similar words, phrases or expressions or future or conditional verbs such as "could," "may," "should," "will," and "would," although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and beliefs of Wesco's management, as well as assumptions made by, and information currently available to, Wesco's management, current market trends and market conditions and involve risks and uncertainties, many of which are outside of Wesco's and Wesco's management's control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Important factors that could cause actual results or events to differ materially from those presented or implied in the forward-looking statements include, among others, the failure to achieve the anticipated benefits of, and other risks associated with, acquisitions, joint ventures, divestitures and other corporate transactions; the inability to successfully integrate acquired businesses; the impact of increased interest rates or borrowing costs; fluctuations in currency exchange rates; failure to adequately protect Wesco's intellectual property or successfully defend against infringement claims; the inability to successfully deploy new technologies, digital products and information systems or to otherwise adapt to emerging technologies in the marketplace, such as those incorporating artificial intelligence; failure to execute on our efforts and programs related to environmental, social and governance (ESG) matters; unanticipated expenditures or other adverse developments related to compliance with new or stricter government policies, laws or regulations, including those relating to data privacy, sustainability and environmental protection; the inability to successfully develop, manage or implement new technology initiatives or business strategies, including with respect to the expansion of e-commerce capabilities and other digital solutions and digitalization initiatives; disruption of information technology systems or operations; natural disasters (including as a result of climate change), health epidemics, pandemics and other outbreaks; supply chain disruptions; geopolitical issues, including the impact of the evolving conflicts in the Middle East and Russia/Ukraine; the impact of sanctions imposed on, or other actions taken by the U.S. or other countries against, Russia or China; the failure to manage the increased risks and impacts of cyber incidents or data breaches; and exacerbation of key materials shortages, inflationary cost pressures, material cost increases, demand volatility, and logistics and capacity constraints, any of which may have a material adverse effect on the Company's business, results of operations and financial condition. All such factors are difficult to predict and are beyond the Company's control. Additional factors that could cause results to differ materially from those described above can be found in Wesco's most recent Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. Non-GAAP Measures In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"), this presentation includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, gross margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, financial leverage, free cash flow, adjusted selling, general and administrative (“SG&A”) expenses, adjusted income from operations, adjusted operating margin, adjusted provision for income taxes, adjusted income before income taxes, adjusted net income, adjusted net income attributable to Wesco International, Inc., adjusted net income attributable to common stockholders, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of our financial condition and results of operations on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude items impacting comparability of results such as merger-related and integration costs, and the related income tax effect of such items, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above. Forward-Looking Statements

3 Second Quarter Summary and Outlook Global capabilities, leading scale and expanded portfolio drive improving sequential growth in the second half See appendix for non-GAAP reconciliations Results were somewhat below our expectations for a low-single digit decline against a continued mixed and multi-speed economy ― Organic sales down 1% versus all-time quarterly record sales in the prior year period and up 5% sequentially ― EES and CSS organic sales growth rates improved every month throughout the quarter ― Strong growth in data center driven by AI, offset by a significant slowdown of purchases by utility customers ― Adjusted EBITDA margin up 90 basis points sequentially and down 40 basis points YOY Record first half free cash flow of $500 million; completed share repurchase utilizing net divestiture proceeds ― Completed $300 million of share repurchases in Q2 (1.7 million shares) ― Reached agreement to acquire entroCIM, a data center and building intelligence software company, and Storeroom Logix, an asset and inventory management software company ― On track to deliver full year free cash flow of $800 million to $1 billion Expect mixed economic environment and customer purchasing delays in utility and broadband to continue through the second half of 2024 ― Reducing full-year outlook to account for utility market slowdown and year-to-date performance ― Continue to expect 2H sequential sales growth against an easier year-over-year comparable, but at a more modest rate ― Expect reported sales to be down (3.5)% to (1.5)% and EBITDA margin of 7.0% to 7.3%; ~$1.55B of EBITDA at the mid-point

Second Quarter YOY Results

Solid results against continued mixed and multi-speed economy



Net Sales[1]
$ millions
$5,746
$5,480
Q2 2023 Sales
Price
Volume
M&A and Fx
Q2 2024 Sales

- Organic sales down 1%, reported sales down 5%
- Estimated growth from price of ~2%
- Sales volume lower against all-time record sales in the prior year and multi-speed economy



Adjusted EBITDA
7.7% of sales
$442
7.3% of sales
$400
Q2 2023 Adjusted EBITDA
Sales
Gross Margin %
SG&A $[2]
Q2 2024 Adjusted EBITDA

- Gross margin 21.9%, up 30 bps YOY primarily due to the divestiture of Integrated Supply
- EES and UBS gross margins up YOY but offset by CSS gross margin contraction
- Total SG&A dollars roughly flat
- Impact of SG&A on Adjusted EBITDA reflects the Integrated Supply divestiture and cost actions that more than offset the annual merit increase

[1] Sales growth attribution based on company estimates
[2] SG&A excludes the impact of stock-based compensation and cloud computing amortization
See appendix for non-GAAP definitions and reconciliations

wesco

4

Second Quarter Sequential Results
~100bps sequential increase in adjusted EBITDA margin



Net Sales[1]
$ millions
$5,350
$5,480
Q1 2024 Sales
Price
Volume
M&A, Fx, and Workday Difference
Q2 2024 Sales

- Organic sales up 5%, reported sales up 2%
- All three SBUs up sequentially on organic basis
  - EES organic sales up 2%, reported sales up 4%
  - CSS organic sales up 10%, reported sales up 12%
  - UBS organic sales up 2%, reported sales down 9%



Adjusted EBITDA
6.4% of sales
$340
7.3% of sales
$400
Q1 2024 Adjusted EBITDA
Reported Sales
Gross Margin %
SG&A $[2]
Q2 2024 Adjusted EBITDA

- Gross margin 21.9%, up 60 basis points sequentially driven by improved gross margin within EES and UBS, the Integrated Supply divestiture
- Impact of SG&A on Adjusted EBITDA reflects the Integrated Supply divestiture that offset the annual merit increase

[1] Sales growth attribution based on company estimates
[2] SG&A excludes the impact of stock-based compensation and cloud computing amortization
See appendix for non-GAAP definitions and reconciliations

wesco

5

6 (10%) 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Wesco YOY Organic Growth Baird YOY Electrical Growth Baird YOY Datacom Growth (10)% 0% 10% 20% 30% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Wesco YOY Organic Growth Suppliers YOY Weighted Average Growth Wesco Has Outgrown Suppliers and Peers Over Multi-Year Period ABB Belden CommScope Corning Eaton Hubbell Legrand Prysmian Rockwell Schneider Results from Baird’s Distribution Survey for electrical and datacom distributors Baird Distribution SurveyWesco’s Top 10 Public Suppliers • Includes Wesco’s top 10 publicly traded suppliers • Making up ~25% of total Wesco COGs • No one supplier accounted for more than 5% of Wesco’s purchases in 2023 Growth versus Wesco’s Top 10 Publicly-Traded Suppliers Growth versus Distribution Peers 1 Weighted based on the proportion of Wesco’s purchases that each supplier represents 1

Secular trends of electrification, automation, green energy and supply chain relocation drive future growth Second Quarter Drivers • Organic sales down 1%, reported sales down 1% YOY – Construction down LSD as growth from large project shipments offset by continued weakness in solar – Industrial flat with strong project activity offset by MRO – OEM down LSD • Backlog down 2% sequentially and down 9% versus prior year with continued strong bid and quote activity • Adjusted EBITDA margin up YOY driven by higher gross margin and cost controls Electrical & Electronic Solutions (EES) Solid sequential and year-over-year margin improvement 7 $ millions YOYQ2 2023 Q2 2024 (1)%1$2,200$2,173Sales 3%$189$195Adjusted EBITDA 40 bps8.6%9.0%% of sales 1 Sales growth shown on an organic basis See appendix for non-GAAP reconciliations

Communications & Security Solutions (CSS) Meaningful data center growth acceleration offset by margin mix 8 YOYQ2 2023 Q2 2024 1%1$1,851$1,866Sales (16)%$180$151Adjusted EBITDA (160) bps9.7%8.1%% of sales Second Quarter Drivers • Organic sales up 1%, reported sales up 1% YOY – Data Center up high-teens driven by growth in hyperscale and MTDC, and enterprise – Enterprise Network Infrastructure (ENI) down LSD driven by lower sales to service providers and headwinds in commercial office space – Security down MSD due to weaker demand in the U.S and only partially offset by double digit growth in APAC and CALA • Backlog up 8% sequentially representing increased sales momentum; down 4% YOY • Decline in adjusted EBITDA margin due primarily to lower gross margin: – ENI gross margin down due to project and customer mix – Data center and security gross margins stable vs. prior year $ millions 1 Sales growth shown on an organic basis Size and scale of customers drive future operating leverage and support addition of higher margin products and services See appendix for non-GAAP reconciliations

Second Quarter Drivers • Organic sales down 3%, reported sales down 15% YOY due to the Integrated Supply divestiture – Utility sales down LSD on tough comparable in the prior year with sales up LDD – Short term demand pressure due to customer de-stocking as well as the delay of some projects due to interest rate concerns and pending regulatory rate case decisions – Weakness across the majority of utility customers with spending by two-thirds of our US customers down in the quarter – Broadband sales down HSD due to continued demand weakness in the U.S. which was only partially offset by growth in Canada • Backlog down 10% sequentially and down 15% YOY • Adjusted EBITDA margin up YOY driven by the Integrated Supply divestiture and higher gross margin on the core utility and broadband business Utility & Broadband Solutions (UBS) Strong margin performance against near-term utility market softness 9 YOYQ2 2023 Q2 2024 (3)%1$1,694$1,441Sales (8)%$189$174Adjusted EBITDA 90 bps11.1%12.0%% of sales 1 Sales growth shown on an organic basis. $ millions Long-term capex budgets, as well as large scale data center and electrification drives confidence in secular growth See appendix for non-GAAP reconciliations

10 Highlighting Recent Large Wins CSS Customer Global technology company Summary $50+ million win with a leading North American technology company to provide data center products including high-speed fiber, cable management, racks and accessories, as well as multiple advisory and project deployment services UBS Customer One of the largest renewable energy companies in the world Summary Awarded a $20+ million contract to provide high voltage transmission products and related services for a utility-grade renewable project EES Customer Global EPC and construction services provider Summary Awarded a $20+ million contract to support a power plant retrofit project. Project won by leveraging existing relationships established through the utility solar business to expand scope of service with this customer

Upsized Cash Generation Supporting Increased Return of Capital



Capital Allocation
2021 – 2024E
Preferred Dividends
Common Dividends
Share Buyback
M&A
Share Buyback
Preferred Dividends
Preferred Dividends
M&A
Preferred Dividends
Common Dividends
Share Buyback
Preferred Dividends
Common Dividends
Share Buyback
M&A
2021
2022
2023
2024E

2024 Priorities

- Fully utilized Integrated Supply divestiture net proceeds of ~$300 million to repurchase ~1.7 million shares in the second quarter
- Upsized free cash flow generation provides optionality for share repurchase, debt reduction and/or M&A in the second half

Longer-Term Priorities

- On-track to achieve 5-year operating cash flow target of $3.5-$4.5 billion (2022-2026)
- Expect to return ~40% of operating cash flow to shareholders via common dividend and execution of our $1 billion share repurchase authorization (over half remains available)
- Organic reinvestment via our digital transformation
- Maintaining balance sheet and additional M&A optionality; intend to call preferred stock in June 2025 wesco

11

12 Free Cash Flow Over $900 million on a trailing 12-month basis (through 6/30/24) $ millions Adjusted Net Income D&A and Other Accounts Receivable Inventory Accounts Payable Capex Free Cash Flow $24$(44) $914 $715 $207 $(89)$101 128% of Adjusted Net Income ~$400 million free cash flow in 2H 2023; $500 million 1H 2024 See appendix for non-GAAP reconciliations

13 2024 Strategic Business Unit Sales Growth Drivers OEM Industrial Construction Electrical & Electronic Solutions 40% Flat-to-Up LSD Data Center Security Enterprise Network Infrastructure 33% Up LSD-to-MSD Communications & Security Solutions Broadband Utility27% Down LSD-to-MSD1 Utility & Broadband Solutions 2024 Outlook (August ’24) % of Wesco 2023 Sales1 1 Excludes Integrated Supply business which was divested as of April 1, 2024 2 Bars indicate the percentage of SBU sales SBU Sales Breakdown 2 2024 Outlook (May ’24) 2024 Outlook (August ’24) Flat-to-Up LSD Up LSD-to-MSD Up MSD1 2024 Outlook (May ’24)

2024 Outlook

		2024 Outlook May	2024 Outlook August
Sales	**Organic sales**	Flat to 3%	(1.5)% to 0.5%
	Plus: impact of two additional workdays in 2024	1%	1%
	Integrated Supply Divestiture Impact[1]	~(3)%	~(3)%
	Reported sales growth	**(2)% to 1%**	**(3.5)% to (1.5)%**
	Reported sales	**$21.9 – $22.6 billion**	**$21.6 – $22.0 billion**
Adjusted EBITDA	**Adjusted EBITDA margin**	**7.5% - 7.9%**	**7.0% - 7.3%**
	Implied midpoint of range	*~$1.7 billion*	*~$1.55 billion*
Adjusted EPS	**Adjusted diluted EPS**	**$13.75 - $15.75**	**$12.00 - $13.00**
Cash	**Free cash flow**	**~$800M - $1B**	**~$800M - $1B**

Carry over pricing expected to contribute ~1% to 2024 growth.

2024 Underlying Assumptions	**FY 2024** May	**FY 2024** August
Depreciation and Amortization	~$170–190 million	~$170–190 million
Cloud Computing Amortization Expense Adjustment	~$20 million[2]	~$20 million[2]
Interest Expense	~$360–390 million	~$360–390 million
Other Expense, net	~$25 million	~$25 million
Capital Expenditures	~$100 million	~$100 million
Share Count	~50.5 million	~50.5 million
Effective Tax Rate	~26% (27% Q2-Q4)	~26.5% (27.2% Q3-Q4)

[1] Integrated Supply business divested as of April 1, 2024
[2] Cloud computing amortization recognized as SG&A expense in accordance with GAAP
See appendix for non-GAAP definitions and reconciliations

wesco

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15 Third Quarter Outlook Improving momentum through Q2 Preliminary month-to-date July sales per workday are down LSD (10)% 20% Jan 23 Feb 23 Mar 23 Apr 23 May 23 Jun 23 Jul 23 Aug 23 Sep 23 Oct 23 Nov 23 Dec 23 Jan 24 Feb 24 Mar 24 Apr 24 May 24 Jun 24 Organic Sales Trends 0% Q1-23 +11% Q3 Outlook Down LSD to flat sequentially Reported Sales ~In-line sequentiallyEBITDA % Q2-23 +3% Q3-23 +3% Q4-23 (3)% Q1-24 (3)% 1 Preliminary July sales per workday are not adjusted for differences in foreign exchange rates and exclude the impact of the Integrated Supply divestiture. Note, July 2024 has two more workdays than July 2023. Q2-24 (1)%

S A V E T H E D A T E 2024 Investor Day Wesco International | September 26

APPENDIX

18 Glossary 1H: First half of fiscal year MTDC: Multi-tenant data center 2H: Second half of fiscal year PF: Pro Forma A/V: Audio/visual PY: Prior Year B2B: Business-to-Business OEM: Original equipment manufacturer COGS: Cost of goods sold OPEX: Operating expenses CIG: Commercial, Institutional and Government ROW: Rest of world CSS: Communications & Security Solutions (strategic business unit) RTW: Return to Workplace EES: Electrical & Electronic Solutions (strategic business unit) SBU: Strategic Business Unit ETR: Effective tax rate Seq: Sequential FCF: Free Cash Flow SVR: Supplier Volume Rebate FTTx: Fiber-to-the-x (last mile fiber optic network connections)   T&D: Transmission and Distribution HSD: High-single digit TTM: Trailing twelve months LDD: Low-double digit UBS: Utility & Broadband Solutions (strategic business unit) LSD: Low-single digit WD: Workday MRO: Maintenance, repair and operating WDCS: Wesco Data Center Solutions MSD: Mid-single digit YOY: Year-over-year

19 Workdays Q1 Q2 Q3 Q4 FY 2021 62 64 64 62 252 2022 63 64 64 62 253 2023 63 64 63 62 252 2024 63 64 64 63 254

20 Non–GAAP Measure Definitions Organic sales growth is a non-GAAP financial measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions and divestitures for one year following the respective transaction, foreign exchange rates, and number of workdays from the reported percentage change in consolidated net sales. Gross profit is a financial measure commonly used in the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin % are non-GAAP financial measures that provide indicators of the Company's performance and its ability to meet debt service requirements. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before foreign exchange and other non- operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs, and net gain on the divestiture of Wesco's legacy utility and data communications businesses in Canada. Adjusted EBITDA margin % is calculated by dividing Adjusted EBITDA by net sales. Free cash flow is a non-GAAP financial measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities. Financial leverage is a non-GAAP measure of the use of debt. Financial leverage ratio is calculated by dividing total debt, excluding debt discount, debt issuance costs and fair value adjustments, net of cash, by adjusted EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the trailing twelve months EBITDA before foreign exchange and other non-operating expenses (income), non-cash stock-based compensation expense, merger-related and integration costs.

21 Organic Sales Growth by Segment $ millions Organic Sales Growth by Segment - Three Months Ended: Three Months Ended Growth/(Decline) June 30, 2024 June 30, 2023 Reported Divestiture Foreign Exchange Workday Organic Sales EES $ 2,172.9 $ 2,200.3 (1.2) % — % (0.6) % — % (0.6) % CSS 1,865.9 1,850.9 0.8% — % (0.3) % — % 1.1 % UBS 1,440.9 1,694.3 (15.0) % (11.9) % (0.1) % — % (3.0) % Total net sales $ 5,479.7 $ 5,745.5 (4.6) % (3.5) % (0.3) % — % (0.8) % Organic Sales Growth by Segment - Sequential: Three Months Ended Growth/(Decline) June 30, 2024 March 31, 2024 Reported Divestiture Foreign Exchange Workday Organic Sales EES $ 2,172.9 $ 2,099.0 3.5% — % (0.4) % 1.6% 2.3 % CSS 1,865.9 1,670.1 11.7% — % (0.3) % 1.6% 10.4 % UBS 1,440.9 1,580.9 (8.9) % (12.1) % (0.2) % 1.6% 1.8 % Total net sales $ 5,479.7 $ 5,350.0 2.4% (3.6) % (0.3) % 1.6% 4.7%

22 Gross Profit and Free Cash Flow – Quarter $ millions Three Months Ended Gross Profit: June 30, 2024 June 30, 2023 Net sales $ 5,479.7 $ 5,745.5 Cost of goods sold (excluding depreciation and amortization) 4,281.7 4,503.1 Gross profit $ 1,198.0 $ 1,242.4 Gross margin 21.9% 21.6 % Three Months Ended Free Cash Flow: June 30, 2024 June 30, 2023 Cash flow (used in) provided by operations $ (223.8) $ 317.6 Less: Capital expenditures (20.8) (30.4) Add: Other adjustments 10.5 6.0 Free cash flow $ (234.1) $ 293.2 Percentage of adjusted net income (131.1) % 141.0%

23 Free Cash Flow – Trailing Twelve Months $ millions Free Cash Flow: Twelve Months Ended Q3 2023 Q4 2023 Q1 2024 Q2 2024 June 30, 2024 Cash flow provided by (used in) operations 361.7 69.3 746.3 (223.8) 953.5 Less: Capital expenditures (19.3) (28.7) (20.4) (20.8) (89.2) Add: Other adjustments 14.7 18.6 5.5 10.5 49.3 Free cash flow 357.1 59.2 731.4 (234.1) 913.6 Adjusted net income 249.4 152.9 133.9 178.6 714.8 Percentage of adjusted net income 143% 39% 546% (131)% 128%

Adjusted EBITDA – 2Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended June 30, 2024				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 179.3	$ 114.3	$ 268.5	$ (344.4)	$ 217.7
Net income (loss) attributable to noncontrolling interests	0.1	0.7	—	(0.1)	0.7
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	87.8	87.8
Interest expense, net[1]	—	—	—	98.8	98.8
Depreciation and amortization	11.4	18.2	7.4	9.1	46.1
EBITDA	**$ 190.8**	**$ 133.2**	**$ 275.9**	**$ (134.4)**	**$ 465.5**
Other expense (income), net	3.0	16.0	(103.2)	(11.7)	(95.9)
Stock-based compensation expense	1.1	1.6	0.8	(0.8)	2.7
Loss on abandonment of assets[2]	—	—	—	17.8	17.8
Digital transformation costs[3]	—	—	—	6.1	6.1
Cloud computing arrangement amortization[4]	—	—	—	3.0	3.0
Restructuring costs[5]	—	—	—	0.9	0.9
Adjusted EBITDA	**$ 194.9**	**$ 150.8**	**$ 173.5**	**$ (119.1)**	**$ 400.1**
Adjusted EBITDA margin %	**9.0 %**	**8.1 %**	**12.0 %**		**7.3 %**

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

[3] Digital transformation costs include costs associated with certain digital transformation initiatives.

[4] Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

[5] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

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Adjusted EBITDA – 2Q 2023

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended June 30, 2023				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 167.0	$ 132.2	$ 183.1	$ (303.6)	$ 178.7
Net (loss) income attributable to noncontrolling interests	(0.7)	0.1	—	(0.1)	(0.7)
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	71.8	71.8
Interest expense, net[1]	—	—	—	98.8	98.8
Depreciation and amortization	11.5	17.9	6.4	11.1	46.9
EBITDA	**$ 177.8**	**$ 150.2**	**$ 189.5**	**$ (107.6)**	**$ 409.9**
Other expense (income), net	9.8	27.7	(1.7)	(35.0)	0.8
Stock-based compensation expense[2]	1.4	1.6	0.8	7.1	10.9
Restructuring costs[3]	—	—	—	9.8	9.8
Digital transformation costs[4]	—	—	—	7.3	7.3
Merger-related and integration costs[5]	—	—	—	3.6	3.6
Adjusted EBITDA	**$ 189.0**	**$ 179.5**	**$ 188.6**	**$ (114.8)**	**$ 442.3**
Adjusted EBITDA margin %	**8.6 %**	**9.7 %**	**11.1 %**		**7.7 %**

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Stock-based compensation expense in the calculation of adjusted EBITDA for the three months ended June 30, 2023 excludes $1.3 million that is included in merger-related and integration costs.

[3] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

[4] Digital transformation costs include costs associated with certain digital transformation initiatives.

[5] Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

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Adjusted EBITDA – 1Q 2024

$ millions

EBITDA and Adjusted EBITDA by Segment:	Three Months Ended March 31, 2024				
	EES	CSS	UBS	Corporate	Total
Net income attributable to common stockholders	$ 148.2	$ 88.4	$ 160.8	$ (296.0)	$ 101.4
Net income (loss) attributable to noncontrolling interests	(0.4)	0.4	—	0.3	0.3
Preferred stock dividends	—	—	—	14.4	14.4
Provision for income taxes[1]	—	—	—	30.9	30.9
Interest expense, net[1]	—	—	—	94.4	94.4
Depreciation and amortization	11.2	18.0	7.0	9.3	45.5
EBITDA	**$ 159.0**	**$ 106.8**	**$ 167.8**	**$ (146.8)**	**$ 286.9**
Other expense (income), net	5.7	18.8	0.8	(3.7)	21.6
Stock-based compensation expense	1.1	1.6	0.8	6.6	10.1
Restructuring costs[2]	—	—	—	8.0	8.0
Digital transformation costs[3]	—	—	—	6.1	6.1
Excise taxes on excess pension plan assets[4]	—	—	—	4.8	4.8
Cloud computing arrangement amortization[5]	—	—	—	2.9	2.9
Adjusted EBITDA	**$ 165.8**	**$ 127.2**	**$ 169.4**	**$ (122.1)**	**$ 340.4**
Adjusted EBITDA margin %	**7.9 %**	**7.6 %**	**10.7 %**		**6.4 %**

[1] The reportable segments do not incur income taxes and interest expense as these costs are centrally controlled through the Corporate tax and treasury functions.

[2] Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

[3] Digital transformation costs include costs associated with certain digital transformation initiatives.

[4] Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

[5] Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives.

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Adjusted EPS

$ millions, except per share amounts

	Three Months Ended			
	June 30, 2024		June 30, 2023	
Adjusted SG&A Expenses:				
Selling, general and administrative expenses	$	828.4	$	831.7
Loss on abandonment of assets[1]		(17.8)		—
Digital transformation costs[2]		(6.1)		(7.3)
Restructuring costs[3]		(0.9)		(9.8)
Excise taxes on excess pension plan assets[4]		—		—
Merger-related and integration costs[5]		—		(3.6)
Adjusted selling, general and administrative expenses	$	803.6	$	811.0
Percentage of net sales		14.7 %		14.1 %
Adjusted Income from Operations:				
Income from operations	$	323.5	$	363.8
Loss on abandonment of assets[1]		17.8		—
Digital transformation costs[2]		6.1		7.3
Restructuring costs[3]		0.9		9.8
Excise taxes on excess pension plan assets[4]		—		—
Merger-related and integration costs[5]		—		3.6
Accelerated trademark amortization[6]		—		0.8
Adjusted income from operations	$	348.3	$	385.3
Adjusted income from operations margin %		6.4 %		6.7 %
Adjusted Other (Income) Expense, net:				
Other (income) expense, net	$	(95.9)	$	0.8
Gain on divestiture		102.9		—
Loss on termination of business arrangement[7]		(3.8)		—
Pension settlement cost[8]		—		—
Adjusted other (income) expense, net	$	3.2	$	0.8
Adjusted Provision for Income Taxes:				
Provision for income taxes	$	87.8	$	71.8
Income tax effect of adjustments to income from operations[9]		(20.1)		5.9
Adjusted provision for income taxes	$	67.7	$	77.7

(1) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company's operations.

(2) Digital transformation costs include costs associated with certain digital transformation initiatives.

(3) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan.

(4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan.

(5) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies.

(6) Accelerated trademark amortization represents additional amortization expense resulting from changes in the estimated useful lives of certain legacy trademarks that have migrated to our master brand architecture.

(7) Loss on termination of business arrangement represents the loss recognized as a result of management's decision to terminate a business arrangement with a third party.

(8) Pension settlement cost represents expense related to the final settlement of the Company's U.S. pension plan.

(9) The adjustments to income from operations have been tax effected at a rate of approximately 27% for the three and six months ended June 30, 2024, and 2023, respectively.

wesco

27

Adjusted Earnings Per Diluted Share 28 Three Months Ended Adjusted Earnings per Diluted Share: June 30, 2024 June 30, 2023 Adjusted income from operations $ 348.3 $ 385.3 Interest expense, net 98.8 98.8 Adjusted other expense, net 3.2 0.8 Adjusted income before income taxes 246.3 285.7 Adjusted provision for income taxes 67.7 77.7 Adjusted net income 178.6 208.0 Net income (loss) attributable to noncontrolling interests 0.7 (0.7) Adjusted net income attributable to WESCO International, Inc. 177.9 208.7 Preferred stock dividends 14.4 14.4 Adjusted net income attributable to common stockholders $ 163.5 $ 194.3 Diluted shares 50.9 52.4 Adjusted earnings per diluted share $ 3.21 $ 3.71 $ millions

Twelve Months Ended Financial Leverage: June 30, 2024 December 31, 2023 Net income attributable to common stockholders $ 665.9 $ 708.1 Net income attributable to noncontrolling interests 2.2 0.6 Preferred stock dividends 57.4 57.4 Provision for income taxes 228.7 225.9 Interest expense, net 388.7 389.3 Depreciation and amortization 181.5 181.3 EBITDA $ 1,524.4 $ 1,562.6 Other (income) expense, net (60.1) 25.1 Stock-based compensation expense 36.9 45.5 Merger-related and integration costs(1) 4.4 19.3 Restructuring costs(2) 15.9 16.7 Digital transformation costs(3) 32.6 36.1 Excise taxes on excess pension plan assets(4) 4.8 — Loss on abandonment of assets(5) 17.8 — Cloud computing arrangement amortization(6) 5.9 — Adjusted EBITDA $ 1,582.6 $ 1,705.3 As of June 30, 2024 December 31, 2023 Short-term debt and current portion of long-term debt, net $ 13.8 $ 8.6 Long-term debt, net 5,203.4 5,313.1 Debt discount and debt issuance costs(7) 54.0 43.0 Fair value adjustments to Anixter Senior Notes due 2023 and 2025(7) (0.1) (0.1) Total debt 5,271.1 5,364.6 Less: Cash and cash equivalents 716.5 524.1 Total debt, net of cash $ 4,554.6 $ 4,840.5 Financial leverage ratio 2.9 2.8 Capital Structure and Leverage 29 $ millions (1) Merger-related and integration costs include integration and professional fees associated with the integration of Wesco and Anixter, as well as advisory, legal, and separation costs associated with the merger between the two companies (2) Restructuring costs include severance costs incurred pursuant to an ongoing restructuring plan. (3) Digital transformation costs include costs associated with certain digital transformation initiatives, which have historically been included in merger-related and integration costs in prior years. (4) Excise taxes on excess pension plan assets represent the excise taxes applicable to the excess pension plan assets following the final settlement of the Company's U.S. pension plan. (5) Loss on abandonment of assets represents the write-off of certain capitalized cloud computing arrangement implementation costs relating to a third-party developed operations management software product in favor of an application with functionality that better suits the Company’s operations. (6) Cloud computing arrangement amortization consists of expense recognized in selling, general and administrative expenses for capitalized implementation costs for cloud computing arrangements to support our digital transformation initiatives. (7) Debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs, and includes adjustments to record the long-term debt assumed in the merger with Anixter at its acquisition date fair value.